Exhibit 99.1

FOR IMMEDIATE RELEASE

Molecular Insight Pharmaceuticals Receives NASDAQ Notification Letters

Cambridge, MA, October 8, 2010 – Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI), a biopharmaceutical company discovering and developing targeted therapeutic and imaging radiopharmaceuticals for use in oncology, announced that the Company has received two letters from The NASDAQ Stock Market regarding deficiencies relating to NASDAQ Rules.

On October 7, 2010, NASDAQ notified Molecular Insight that the Company’s Market Value of Publicly Held Shares (MVPHS) for the prior 30 consecutive business days did not meet the minimum of $15 million required by Listing Rule 5450(b)(2)(C) for continued listing on the NASDAQ Global Market. On October 6, 2010, NASDAQ notified the Company that for the 30 consecutive business days preceding the date of the letter, the Company’s listed securities did not maintain a minimum bid price of $1.00 per share, as required by Listing Rule 5450(a)(1).

In accordance with NASDAQ Marketplace Rules, Molecular Insight has a grace period of 180 calendar days to regain compliance. NASDAQ will deem the Company to have regained compliance with the minimum MVPHS requirement if the Company’s MVPHS closes at $15 million or more for a minimum of 10 consecutive business days prior to April 5, 2011. Similarly, the Company will regain compliance with the minimum bid price rule if the Company’s security closes at $1.00 per share or more for at least 10 consecutive business days prior to April 4, 2011.

The Company’s common stock will continue to trade on the NASDAQ Global Market under the symbol “MIPI” during the grace periods.

Previously on June 24, 2010, NASDAQ notified Molecular Insight of its deficiency under the minimum $50 million Market Value of Listed Securities requirement for continued listing on the NASDAQ Global Market pursuant to Listing Rule 5450(b)(2)(A). The Company has a grace period to regain compliance of this requirement prior to December 21, 2010.

Molecular Insight intends to actively monitor the market value of its publicly held share price and the bid price in the coming months and will consider available options to resolve the deficiencies and regain compliance with the applicable NASDAQ rules. If the Company cannot regain compliance with these rules, the Company’s securities will be subject to delisting.

About Molecular Insight Pharmaceuticals, Inc.

Molecular Insight Pharmaceuticals is a clinical-stage biopharmaceutical company and pioneer in molecular medicine. The Company is focused on the discovery and development of targeted therapeutic and imaging radiopharmaceuticals for use in oncology. Molecular Insight has five clinical-stage candidates in development. For further information on Molecular Insight Pharmaceuticals, please visit www.molecularinsight.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the impact of the NASDAQ letters on the listing and trading of our stock, plans to regain compliance with continued listing on the NASDAQ Global Market, and potential delisting of our stock. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties or delays in regaining compliance with continued listing requirements to be listed on the NASDAQ Global Market or the NASDAQ Capital Market and the additional risks discussed in filings with the Securities and Exchange Commission (SEC). The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov/. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com/. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

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Contact:

Investors

Charles H. Abdalian, Jr.

Senior Vice President of Finance

Chief Financial Officer

(617) 871-6618

cabdalian@molecularinsight.com

Media
Martin A. Reynolds Manager Corporate Communications (617) 871-6734 mreynolds@molecularinsight.com	Susan Pietropaolo BCC Partners (201) 923-2049 spietropaolo@bccpartners.com